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                                                                    EXHIBIT 99.A
                                                                    ------------

             Directors and Officers of Nokia Corporation ("Parent")

                                  Present Principal Occupation or
                                Employment; Material Positions Held
    Name, Citizenship              During the Past Five Years and
and Current Business Address         Business Addresses Thereof
-----------------------------        --------------------------

Board of Directors
Jorma Ollila.........................  Chairman and CEO
                                       Chairman of the Group Executive Board
                                       Chairman of the Board since 1999, Board Member 1995-1999.
                                       President and CEO, and Chairman of the Group Executive Board 1992-1999.
                                       Member of the Board of Directors of Ford Motor Company, Otava Books and
                                       Magazines Group Ltd. and UPM-Kymmene Corporation. Deputy Chairman of the
                                       Board of the Confederation of Finnish Industry and Employers and member of
                                       The European Round Table of Industrialists.

Paul J. Collins......................  Vice Chairman of the Board since 2000. Board Member 1998-2000.
Citizenship: United States.            Vice Chairman of Citigroup Inc. 1998-2000, Vice Chairman and member of the
                                       Board of Directors of Citicorp and Citibank N.A. 1998-2000. Member of the
                                       Board of Directors of BG Group, Genuity Corporation and Kimberly-Clark
                                       Corporation.

Georg Ehrnrooth......................  Board Member since 2000.
                                       President and CEO of Metra Corporation 1991-2000.
                                       Chairman of the Board of Directors Assa Abloy Corporation, Sanitec
                                       Corporation and Varma-Sampo Mutual Pension Insurance Company. Member of the
                                       Board of Directors of Sandvik AB, Sampo Insurance Company plc, Oy Karl
                                       Fazer Ab and Wartsila Corporation.

Bengt Holmstrom......................  Paul A. Samuelson Professor of Economics at MIT, joint appointment at the
                                       MIT Sloan School of Management
                                       Board Member since 1999.
                                       Member of the Board of Directors of Kuusakoski Oy. Member of the American
                                       Academy of Arts and Sciences.

Jouko K. Leskinen....................  President and CEO of Sampo Group.
                                       Board Member since 1994.
                                       Vice Chairman of the Board of Directors of UPM-Kymmene Corporation and
                                       member of the Board of Directors of Finnlines Plc. Vice Chairman of the
                                       Board of Federation of Finnish Insurance Companies and member of the Board of Employers' Confederation of Service Industries.

Robert F.W. van Oordt................  Chairman and CEO of Rodamco Continental Europe N.V.
Citizenship: The Netherlands.          Board Member since 1998.
                                       Chairman of the Supervisory Board of NKF Holding N.V. 1996-1999.   Member
                                       of the Board of Directors of Schering-Plough Inc. and N.V. Union Miniere
                                       S.A. and member of the Supervisory Board of Draka Holding N.V.

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
Vesa Vainio..........................  Chairman of the Board of Directors of Nordea Plc.
                                       Board Member since 1993.
                                       Chairman of the Board of Management and CEO of Merita Bank Ltd and CEO of
                                       Merita Ltd 1992-1997.
                                       Vice Chairman of the Board of Directors of Wartsila Corporation and member of the Board of Directors of UPM-Kymmene Corporation. Chairman of the Board
                                       of The Central Chamber of Commerce of Finland.

Iiro Viinanen........................  Board Member since 1996. Vice Chairman of the Board 1996-1999.
                                       President and CEO of Pohjola Group Insurance Corporation 1996-2000. Finland's
                                       Minister of Finance 1991-1996. Member of the Finnish Parliament 1983-1996.
                                       Member of the Board of Directors of Kone Corporation.

Group Executive Board
Jorma Ollila.........................  Chairman and CEO
                                       Chairman of the Group Executive Board since 1992
                                       Board Member 1995-1999, President and CEO and Chairman of the Group
                                       Executive Board 1992-1999. Joined Nokia 1985.
                                       Member of the Board of Directors of Ford Motor Company, Otava Books and
                                       Magazines Group Ltd and UPM-Kymmene Corporation. Deputy Chairman of the
                                       Board of the Confederation of Finnish Industry and Employers and member of
                                       The European Round Table of Industrialists.

Pekka Ala-Pietila....................  President
                                       Group Executive Board Member since 1992
                                       Executive Vice President and Deputy to the CEO 1998-1999, President of
                                       Nokia Communications Products 1998-1999, President of Nokia Mobile Phones
                                       1992-1998. Joined Nokia 1984.
                                       Member of the Board of Directors of Alma Media Corporation.  Member of the
                                       Board of Economic Information Bureau and Finnish-Japanese Chamber of
                                       Commerce.

Matti Alahuhta.......................  President, Nokia Mobile Phones
                                       Group Executive Board Member since 1993
                                       President of Nokia Telecommunications 1993-1998. With Nokia 1975-1982 and
                                       rejoined 1984.
                                       Chairman of the Board of Federations of Finnish Electrical and Electronics
                                       Industry, Vice Chairman of the Board of the Federation of Finnish Metal,
                                       Engineering and Electrotechnical Industries and of the Technology
                                       Development Centre, Ministry of Trade and Industry, and member of the Board of The Central Chamber of Commerce of Finland and the Advisory Board of the
                                       International Institute for Management Development (IMD).

Sari Baldauf.........................  President, Nokia Networks
                                       Group Executive Board Member since 1994
                                       Executive Vice President of Nokia APAC 1997-1998, President, Cellular
                                       Systems of Nokia Telecommunications 1988-1996. Joined Nokia 1983.
                                       Member of the Board of Technical Research Centre of Finland and
                                       Finland-China Trade Association, and member of the National Committee for the Information Society Issues.

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
Mikko Heikkonen......................  Executive Vice President, General Manager, Customer Operations, Nokia
                                       Networks
                                       Group Executive Board Member since 1998
                                       President, Network Systems of Nokia Telecommunications 1997-1999,
                                       President, Network and Access Systems of Nokia Telecommunications
                                       1995-1996, Senior Vice President, Area Management of Nokia
                                       Telecommunications 1993-1995. Joined Nokia 1975.

Olli-Pekka Kallasvuo.................  Executive Vice President, CFO
                                       Group Executive Board Member since 1990
                                       Executive Vice President of Nokia Americas and President of Nokia Inc.
                                       1997-1998, Executive Vice President, CFO of Nokia 1992-1996. Joined Nokia
                                       1980.
                                       Chairman of the Board of Directors of Nextrom Holding S.A. and Nokian Tyres
                                       plc, member of the Board of Directors of F-Secure Corporation and Finnish
                                       Broadcasting Company. Member of the Board of Telecommunications Industry
                                       Association (USA).

Yrjo Neuvo...........................  Executive Vice President, CTO, Nokia Mobile Phones
                                       Group Executive Board Member since 1993.
                                       Joined Nokia 1993.
                                       Vice Chairman of the Board of Directors of Vaisala Corporation. Member of
                                       Finnish Academy of Technical Sciences, member of the Finnish Academy of
                                       Science and Letters and Academiae Europae, Foreign member of Royal Swedish
                                       Academy of Engineering Sciences, and Fellow of the Institute of Electrical
                                       and Electronics Engineers.

Veli Sundback........................  Executive Vice President, Corporate Relations and Trade Policy
                                       Group Executive Board Member since 1996.
                                       Joined Nokia 1996.
                                       Secretary of State at the Ministry for Foreign Affairs 1993-1995.
                                       Chairman of the Board of Directors of Huhtamaki Van Leer Oyj.
                                       Vice Chairman of the Board of the International Chamber of Commerce,
                                       Finnish Section, and Chairman of the Trade Policy Committee of the
                                       Confederation of Finnish Industry and Employers.

Anssi Vanjoki........................  Executive Vice President, Europe & Africa, Nokia Mobile Phones
                                       Group Executive Board Member since 1998
                                       Vice President, Sales of Nokia Mobile Phones 1991-1994. Joined Nokia 1991.

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      Directors and Officers of Blackbird Acquisition, Inc. ("Purchaser")

                                    Present Principal Occupation or
                                  Employment; Material Positions Held
    Name, Citizenship                During the Past Five Years and
and Current Business Address           Business Addresses Thereof
-----------------------------          --------------------------

Board of Directors
Mika Vehvilainen.....................  Senior Vice President and General Manager, Nokia Internet Communications,
313 Fairchild Drive,                   since 1999. Senior Vice President, IP Solutions Group, Nokia
Mountain View, CA                      Telecommunications 1998-1999. Senior Vice President, Sales & Marketing,
U.S.A.                                 Nokia Telecommunications 1996-1998. Vice President Sales & Marketing, Nokia
                                       Cellular Systems 1995-1996.

Kirsi Sormunen.......................  Senior Vice President, Finance, Control and Planning, The Americas Region,
                                       Nokia Inc., since 1999. Senior Vice President, Finance & Control, Nokia
                                       Telecommunications 1996-1999. Vice President, Finance, Corporate Treasurer,
                                       Nokia, 1993-1995.

Olli Huuskonen.......................  Senior Legal Counsel, Nokia Corporation, since 1999. Senior Legal Counsel,
                                       Metso Corporation 1999. Senior Legal Counsel and Legal Counsel, Rauma
                                       Corporation 1990-1999.

Executive Officers
Mika Vehvilainen.....................  President, Blackbird Acquisition, Inc. Senior Vice President and General
313 Fairchild Drive,                   Manager, Nokia Internet Communications, since 1999. Senior Vice President,
Mountain View, CA                      IP Solutions Group, Nokia Telecommunications 1998-1999. Senior VP Sales &
U.S.A.                                 Marketing, Nokia Telecommunications 1996-1998. Vice President, Sales &
                                       Marketing, Nokia Cellular Systems 1995-1996.

Timo Ruikka..........................  Secretary, Blackbird Acquisition, Inc. Vice President of External Affairs,
313 Fairchild Drive,                   Nokia Internet Communications, since 1999. Senior Vice President and Vice
Mountain View, CA                      President, Group Legal Counsel, Nokia Telecommunications 1988-1999.
U.S.A.

Scott Blaine.........................  Treasurer, Blackbird Acquisition, Inc., Vice President, Finance, Nokia
313 Fairchild Drive,                   Internet Communications, since 1999. Senior Director of Finance, DSC
Mountain View, CA                      Communications Denmark, 1996 - 1999. Director Finance, DSC Communications,
U.S.A.                                 1995-1996.
Citizenship: United States.

Jan-Erik Stenman.....................  Assistant Secretary, Blackbird Acquisition, Inc., Treasurer, The Americas
                                       Region, Nokia Inc., since 1997. Treasurer, The Americas Region, Nokia
                                       Mobile Phones, Inc. 1996-1997. Vice President, Project & Trade Finance,
                                       Nokia Telecommunications, Inc. 1995-1996.

Richard Hutchins.....................  Assistant Secretary, Blackbird Acquisition, Inc., Tax Director, Nokia Inc.
Citizenship: United States.            and Nokia Holding Inc., since 1999. Tax Director, Zurn Industries, Inc.
                                       1998. Director-Corporate Taxes, AAF-McQuay, Inc. 1990-1998.
